First Citizens BancShares Fourth Quarter 2020 Earnings January 27, 2021

® 2 Forward Looking Statements • This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward- looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. • Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the impacts of the global COVID-19 pandemic on BancShares’ business, and customers, the financial success or changing conditions or strategies of BancShares’ customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, the delay in closing (or failure to close) one or more of BancShares’ previously announced acquisition transaction(s), the failure to realize the anticipated benefits of BancShares’ previously announced acquisition transaction(s), and general competitive, economic, political, and market conditions, as well as risks related to the proposed transaction with CIT including, in addition to those described above and among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed transaction may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where BancShares and CIT do business, (2) disruption to BancShares’ and CIT’s businesses as a result of the announcement and pendency of the proposed transaction and diversion of management’s attention from ongoing business operations and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement, (4) the risk that the integration of BancShares’ and CIT’s operations will be materially delayed or will be more costly or difficult than expected or that BancShares and CIT are otherwise unable to successfully integrate their businesses, (5) the failure to obtain the necessary approvals of the stockholders of BancShares and/or CIT, (6) the outcome of any legal proceedings that may be or have been instituted against BancShares and/or CIT, (7) the failure to obtain required governmental approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), (8) reputational risk and potential adverse reactions of BancShares’ and/or CIT’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the proposed transaction, (9) the failure of any of the closing conditions in the definitive merger agreement to be satisfied on a timely basis or at all, (10) delays in closing the proposed transaction, (11) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by BancShares’ issuance of additional shares of its capital stock in connection with the proposed transaction, (13) general competitive, economic, political and market conditions, (14) other factors that may affect future results of BancShares and CIT including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, and (15) the impact of the global COVID-19 pandemic on CIT’s business, the parties’ ability to complete the proposed transaction and/or any of the other foregoing risks. • Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding BancShares and factors which could affect the forward-looking statements contained herein can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020 and its other filings with the Securities and Exchange Commission.

® ▪ Finalize organizational and personnel decisions ▪ Finalize Technology plans and Business Unit Integration plans ▪ Transaction expected to close in first half of 2021 ▪ Planning for operational conversion in 2022 3 Looking Back: Embarking on a Transformational Partnership Update on CIT Group Merger Looking Forward: Creating a Top Performing Commercial Bank ▪ Established Core Merger and Integration Planning teams to promote a coordinated approach to enterprise issues, drive execution, resolve issues, and aid key decisions ▪ Formed Integration Management Office to provide overall governance structure and facilitate reporting ▪ Key regulatory applications filed in December 2020 ▪ Executive Leadership Team announced

® Increase (Decrease) $ in thousands 4Q20 4Q19 $ % Net interest income $ 358,716 $ 327,124 $ 31,592 9.7 % Noninterest income 126,765 104,393 22,372 21.4 Noninterest expense 305,373 292,262 13,111 4.5 Pre-provision net revenue(1) 180,108 139,255 40,853 29.3 Provision for credit losses 5,403 7,727 (2,324) (30.1) Income before taxes 174,705 131,528 43,177 32.8 Income taxes 36,621 29,654 6,967 23.5 Net income 138,084 101,874 36,210 35.5 Preferred dividends 4,636 — 4,636 100.0 Net income available to common shareholders $ 133,448 $ 101,874 $ 31,574 31.0 % Key Financial Ratios & Metrics 4Q20 4Q19 Earnings per share $ 13.59 $ 9.55 Return on average assets 1.11% 1.05 % Return on average equity 14.02% 11.32 % Net interest margin 3.02% 3.59 % Efficiency ratio (1) 64.28% 66.78 % Net charge-off ratio (1) (2) 0.07% 0.14 % Effective tax rate 20.96% 22.55% 4 Highlights (1) For a reconciliation of this measure to the most directly comparable GAAP measure, please see Appendix. (2) Net charge-off ratio shown net of SBA-PPP loans that are guaranteed by the SBA. See appendix for Non-GAAP calculation. • Higher PCD interest income of $1.7 million. ◦ + $3.5 million wealth income ◦ +$1.7 million insurance commissions ◦ + $5.2 million cardholder services income ◦ -$0.2 million merchant services income ◦ -$0.5 million ATM income Fourth Quarter Earnings Highlights ▪ Net interest income includes $42.2 million in SBA-PPP related interest and fee income. ▪ Noninterest income was favorably impacted by a $11.8 million increase in fair value adjustments on equity securities, a $6.5 million increase in mortgage income, and a $5.0 million increase in gain on sale of AFS securities. ▪ Noninterest expense increased primarily due to a $8.7 million increase in personnel expense and a $5.0 million increase in occupancy and equipment. ▪ The effective tax rate for the current quarter was favorably impacted by an allowable alternative for computing the 2020 federal income tax liability related to prior FDIC-assisted acquisitions. ▪ Net income available to common shareholders increased 31.0% while EPS increased 42.3%. The increase in EPS was due to higher net income available to common shareholders and the repurchase of 813,090 shares of common stock during 2020.

® ▪ Net interest income includes $90.1 million in SBA-PPP related interest and fee income. ▪ Noninterest income was favorably impacted by a $53.1 million increase in gain on sale of AFS securities, an $18.5 million increase in mortgage income, and an $8.8 million increase in fair value adjustments on equity securities, partially offset by a $17.5 million decrease in service charges on deposits. ▪ Noninterest expense increased primarily due to a $50.7 million increase in personnel expense ($16.2 million related to acquisitions) and a $15.2 million increase in processing fees paid to third parties related to continued investment in digital and technological capabilities. ▪ For the year, we recorded $36.1 million in additional provision expense related to uncertainty surrounding COVID-19. ▪ The effective tax rate for the current year was favorably impacted by an allowable alternative for computing the 2020 federal income tax liability related to prior FDIC-assisted acquisitions. ▪ Net income available to common shareholders increased 4.4% while EPS increased 15.7%. The increase in EPS was due to higher net income available to common shareholders and the repurchase of 813,090 shares of common stock during 2020. Increase (Decrease) $ in thousands 2020 2019 $ % Net interest income $ 1,388,169 $ 1,311,369 $ 76,800 5.9 % Noninterest income 476,750 415,861 60,889 14.6 Noninterest expense 1,188,685 1,103,741 84,944 7.7 Pre-provision net revenue(1) 676,234 623,489 52,745 8.5 Provision for credit losses 58,352 31,441 26,911 85.6 Income before taxes 617,882 592,048 25,834 4.4 Income taxes 126,159 134,677 (8,518) (6.3) Net income 491,723 457,371 34,352 7.5 Preferred dividends 14,062 — 14,062 100.0 Net income available to common shareholders $ 477,661 $ 457,371 $ 20,290 4.4 % Key Financial Ratios & Metrics 2020 2019 Earnings per share $ 47.50 $ 41.05 Return on average assets 1.07% 1.23 % Return on average equity 12.96% 12.88 % Net interest margin 3.17% 3.74 % Efficiency ratio (1) 65.11% 63.59 % Net charge-off ratio (1) (2) 0.08% 0.11 % Effective tax rate 20.42% 22.75% 5 Highlights • Higher PCD interest income of $1.7 million. ◦ + $3.5 million wealth income ◦ +$1.7 million insurance commissions ◦ + $5.2 million cardholder services income ◦ -$0.2 million merchant services income ◦ -$0.5 million ATM income 2020 Earnings Highlights (1) For a reconciliation of this measure to the most directly comparable GAAP measure, please see Appendix. (2) Net charge-off ratio shown net of SBA-PPP loans that are guaranteed by the SBA. See appendix for Non-GAAP calculation.

® Quarterly Net Interest Income and Margin Trends Change vs. 4Q20 3Q20 4Q19 3Q20 4Q19 Avg. Balance Yield/ Rate Avg. Balance Yield/ Rate Avg. Balance Yield/ Rate Yield/ Rate Yield/ Rate Loans and leases $ 32,964,390 4.12% $ 32,694,996 4.06% $ 27,508,062 4.42% 0.07% (0.30) % Investment securities 9,889,124 1.26 9,930,197 1.50 7,120,023 2.29 (0.24) (1.02) Overnight investments 4,069,309 0.10 2,992,183 0.10 1,404,595 1.53 — (1.43) Total interest earning assets $ 46,922,823 3.17% $ 45,617,376 3.24% $ 36,032,680 3.89% (0.07) % (0.72) % Interest-bearing deposits 24,466,229 0.18% 23,625,139 0.23% 19,967,632 0.45% (0.05) % (0.27) % Securities sold under customer repurchase agreements 684,311 0.22 710,237 0.22 495,804 0.38 — (0.16) Other short-term borrowings — — — — 28,284 2.63 — (2.63) Long-term borrowings 1,250,682 2.13 1,256,331 2.15 467,223 3.20 (0.02) (1.07) Total interest bearing liabilities $ 26,401,222 0.27% $ 25,591,707 0.32% $ 20,958,943 0.51% (0.05) % (0.24) % 6 ▪ Net interest margin decreased 4 bps from 3.06% to 3.02%. Core net interest margin decreased 1 bps from 2.96% to 2.95%. The largest impacts were lower yields on interest earning assets and increased debt volume, partially offset by increased PCD portfolio income. ▪ Yield on Non-PCD loans and leases increased 10 bps from 3.94% to 4.04% primarily due to lower yields on commercial and business loans (-7 bps), residential (-7 bps), equity lines (-4 bps), leases (-2 bps), and the remaining loan categories (-4 bps), partially offset by yields on acquired* loans and leases (+19 bps). ▪ Yield on investments decreased 24 bps from 1.50% to 1.26%. ▪ Yield on interest earning assets decreased 7 bp from 3.24% to 3.17%. ▪ Rate on interest bearing liabilities decreased (5) bps from 0.32% to 0.27% primarily due to deposits from acquired* banks (+6 bps) and borrowings (+4 bps), partially offset by time deposit rate decreases (-5 bps) and money market rate decreases (-1 bps). Rate/Volume Analysis ($ in thousands) Highlights $328,045 $339,174 $337,965 $354,256 $359,370 $316,232 $320,630 $323,524 $339,260 $347,651 $11,813 $18,544 $14,441 $14,996 $11,719 3.59% 3.55% 3.14% 3.06% 3.02% NII (exc. PCD) PCD NII NIM 4Q19 1Q20 2Q20 3Q20 4Q20 $200,000 $300,000 $400,000 $500,000 0.00% 1.00% 2.00% 3.00% 4.00% Net Interest Income & Margin (1) 3Q20 NIM 4Q19 NIM 3.06% 3.59 % Core: Loan yield/mix (excluding PPP) (0.11) % (0.64) % Investment yield/mix (0.07) % (0.17) % Overnight investment yield (0.05) % Debt volume — % (0.02) % Deposit costs 0.03% 0.15 % PCD/Other: PCD portfolio income (0.03) % (0.02) % SBA-PPP yield 0.14% 0.18% 4Q20 NIM 3.02% 3.02% (1) Tax-equivalent (TE) net income, TE yields and TE net interest margin presented above. (2) For a reconciliation of this measure to the most directly comparable GAAP measure, please see Appendix. Current Quarter vs. Linked Quarter • Net interest income increased $5.1 million, or by 1.4%. • Increase primarily due to higher loan interest income, driven by SBA-PPP loan income ($13.3 million impact), partially offset by a decrease in interest income on investments ($6.0 million impact). • Loan interest income included $42.2 million and $28.9 million in interest and fee income on SBA- PPP loans for 4Q20 and 3Q20, respectively. • Net interest margin decreased 4 bps to 3.02%. See next page for margin rollforward. Current Quarter vs. Same Quarter-Year Ago • Net interest income increased $31.3 million, or by 9.5%. • Increase primarily due to higher loan interest income, driven by SBA-PPP loan income, organic and acquisition-related loan growth, and lower rates paid on interest bearing deposits; partially offset by a decline in the yield on earning assets and higher borrowing balances. • Lower interest expense on deposits of $11.4 million was driven by lower rates paid, partially offset by higher volume from organic growth and acquisitions. • Net interest margin decreased 57 bps to 3.02%. See next page for margin rollforward. (2)

® Net Interest Margin Rollforward - Drivers of Margin Compression 7 ▪ Net interest margin decreased 4 bps from 3.06% to 3.02%. Core net interest margin decreased 1 bps from 2.96% to 2.95%. The largest impacts were lower yields on interest earning assets and increased debt volume, partially offset by increased PCD portfolio income. ▪ Yield on Non-PCD loans and leases increased 10 bps from 3.94% to 4.04% primarily due to lower yields on commercial and business loans (-7 bps), residential (-7 bps), equity lines (-4 bps), leases (-2 bps), and the remaining loan categories (-4 bps), partially offset by yields on acquired* loans and leases (+19 bps). ▪ Yield on investments decreased 24 bps from 1.50% to 1.26%. ▪ Yield on interest earning assets decreased 7 bp from 3.24% to 3.17%. ▪ Rate on interest bearing liabilities decreased (5) bps from 0.32% to 0.27% primarily due to deposits from acquired* banks (+6 bps) and borrowings (+4 bps), partially offset by time deposit rate decreases (-5 bps) and money market rate decreases (-1 bps). Highlights 3Q20 NIM 4Q19 NIM 3.06% 3.59 % Core: Loan yield/mix (excluding PPP) (0.11) % (0.64) % Investment yield/mix (0.07) % (0.17) % Overnight investment yield (0.05) % Debt volume — % (0.02) % Deposit costs 0.03% 0.15 % PCD/Other: PCD portfolio income (0.03) % (0.02) % SBA-PPP yield 0.14% 0.18% 4Q20 NIM 3.02% 3.02% 3Q20 to 4Q20 3.06% +14 bps (11) bps (7) bps +3 bps (3) bps 3.02% 3Q20 SBA-PPP Loans (Yield/Mix) Investments (Yield/Mix) Deposit Cost PCD Int. Inc. 4Q20 4Q19 to 4Q20 3.59% (64) bps +18 bps (17) bps +15 bps (5) bps (2) bps (2) bps 3.02% 4Q19 Loans (Yield/Mix) SBA- PPP Investments (Yield/Mix) Deposit Cost Overnight Investment Yield Debt Volume PCD Int. Inc. 4Q20 Current Quarter vs. Linked Quarter ▪ 4 bps decline comprised of: ▪ ~ (11) bps related to loan yield/mix; ▪ ~ (7) bps related to investment yield/mix; partially offset by: ▪ ~ 14 bps related to SBA-PPP yield. Current Quarter vs. Same Quarter-Year Ago ▪ 57 bps decline comprised of: ▪ ~ (64) bps related to loan yield/mix; ▪ ~ (17) bps related to investment yield/mix; ▪ ~ (5) bps related to overnight investment yield; partially offset by: ▪ ~ 18 bps related to SBA-PPP yield; ▪ ~ 15 bps related to lower rate paid on deposits. NIM Rollforwards

® Current Quarter vs. Linked Quarter Noninterest income increased by $6.2 million primarily due to: ▪ $21.6 million increase in the fair value adjustment on marketable equity securities; ▪ $2.0 million increase in service charges on deposits due to recovery from the impact of COVID-19; ▪ $1.3 million increase in wealth management primarily due to an increase in assets under management (AUM); partially offset by: ▪ $16.1 million decrease in gain on sale of AFS securities; Current Quarter vs. Same Quarter-Year Ago Noninterest income increased by $22.4 million primarily due to: ▪ $11.8 million increase in the fair value adjustment on marketable equity securities; ▪ $6.5 million increase in mortgage income primarily due to an increase in production and sales volume; ▪ $5.0 million increase in gain on sale of AFS securities; ▪ $3.2 million increase in wealth management primarily due to an increase in annuity fees and assets under management (AUM); partially offset by: ▪ $4.3 million decrease in service charges on deposits due to lower volume driven by higher deposit balances and the impacts of COVID-19. Noninterest Income Trends Excluding Non-Core Activity(1) ($ in 000) Noninterest Income Summary ($ in millions) Noninterest income category totals might not foot due to rounding. (1) Other income (non-core) includes FMV adjustments on marketable equity securities, realized gains (losses) on AFS securities, and acquired recoveries (that prior to the adoption of CECL were reported in noninterest income. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix. Highlights 8 $104 $63 $165 $121 $127 $11 $(32) $78 $19 $24 $13 $14 $14 $15 $16 $5 $5 $10 $13 $11 $6 $6 $5 $7 $6 $18 $18 $18 $20 $19$27 $26 $18 $21 $23 $24 $26 $22 $26 $28 4Q19 1Q20 2Q20 3Q20 4Q20 Core: $93 Core: $95 Core: $87 Core: $102 Core: $103 Wealth management Service charges on deposits Cardholder services (net) Merchant services (net) Mortgage Other income (core) Other income (non-core) (1) Noninterest income category totals might not foot due to rounding. (1) Other income (non-core) includes FMV adjustments on marketable equity securities, realized gains (losses) on AFS securities, and acquired recoveries (that prior to the adoption of CECL were reported in noninterest income.)

® Noninterest Income Trends Excluding Non-Core Activity(1) ($ in 000) Noninterest Expense Summary ($ in millions) Noninterest expense category totals might not foot due to rounding. (1) Other expenses (non-core) include merger expenses and intangible amortization. (2) For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix. Highlights 9 $292 $299 $292 $292 $305 $174 $184 $177 $179 $182 $56 $55 $58 $57 $61 $51 $52 $49 $49 $53 $11 $8 $8 $7 $9 Personnel Occupancy & equipment Other expenses (core) Other expenses (non-core) 4Q19 1Q20 2Q20 3Q20 4Q20 Core: $281 Core: $291 Core: $284 Core: $285 Core: $296 4Q19 1Q20 2Q20 3Q20 4Q20 Efficiency Ratio 66.78% 67.18% 66.75% 62.44% 64.28 % Efficiency Ratio Trending (2) (1) Current Quarter vs. Linked Quarter Noninterest expense increased by $13.7 million primarily due to: ▪ $4.6 million increase in core other expenses driven by higher losses on the sale of OREO, FDIC insurance, processing fees to third parties, and other expenses; ▪ $4.2 million increase in occupancy & equipment primarily driven by repairs in 4Q20; ▪ $3.3 million increase in personnel expense primarily driven by an increase in payroll incentives. Current Quarter vs. Same Quarter-Year Ago Noninterest expense increased by $13.1 million primarily due to: ▪ $8.7 million increase in personnel expense including approximately $4.5 million relating to the impact of acquisitions; ▪ $5.0 million increase in occupancy & equipment primarily driven by sanitation and cleaning expenses due to COVID-19 and repairs in 4Q20. Efficiency ratio was 64.28% in 4Q20, up from 62.44% in 3Q20. The increase was due to noninterest expense growth of 4.3% (primarily higher occupancy and personnel) versus net revenue growth of 1.3% (primarily SBA-PPP and lower deposit cost). Efficiency ratio was 64.28% in 4Q20, down from 66.78% in 4Q19. The decrease was due to net revenue growth of 9.7% (primarily SBA-PPP and lower deposit cost) versus noninterest expense growth of 5.6% (primarily higher personnel expense). Noninterest expense category totals might not foot due to rounding. (1) Other expenses (non-core) include merger expenses and intangible amortization.

® Highlights 10 Balance Sheet Highlights & Key Financial Ratios $ in millions Change vs. 4Q20 3Q20 4Q19 3Q20 4Q19 Assets Cash and due from banks $ 362 $ 352 $ 377 $ 10 $ (15) Overnight investments 4,347 3,138 1,108 1,209 3,239 Investment securities 9,923 9,861 7,173 62 2,750 Loans held for sale 125 120 68 5 57 Non PCD loans 32,329 32,349 28,323 (20) 4,006 PCD loans 463 496 559 (33) (96) Loans and leases 32,792 32,845 28,882 (53) 3,910 Less allowance for credit losses (224) (224) (225) — 1 Net loans and leases 32,568 32,621 28,657 (53) 3,911 Other assets 2,633 2,575 2,441 58 192 Total assets $ 49,958 $ 48,667 $ 39,824 $ 1,291 $ 10,134 Liabilities and shareholders' equity Noninterest-bearing deposits $ 18,014 $ 18,235 $ 12,927 $ (221) $ 5,087 Interest-bearing deposits 25,418 24,016 21,504 1,402 3,914 Total deposits 43,432 42,251 34,431 1,181 9,001 Other liabilities 2,297 2,342 1,807 (45) 490 Shareholders' equity 4,229 4,074 3,586 155 643 Total liabilities and shareholders' equity $ 49,958 $ 48,667 $ 39,824 $ 1,291 $ 10,134 Key Financial Ratios Book value per share (1) $ 396.21 $ 380.43 $ 337.38 $ 15.78 $ 58.83 Tangible book value per share (1) 357.35 341.21 300.43 16.14 56.92 Loan to deposit ratio (1) (2) 75.50% 77.74% 83.88% (2.24) % (8.38) % ACL to total loans and leases: PCD 5.18 5.07 1.35 0.11 3.83 Non PCD (1) (4) 0.67 0.68 0.77 (0.01) (0.10) Total (1) (4) 0.74 0.75 0.78 (0.01) (0.04) Noninterest bearing deposits to total deposits 41.48 43.16 37.54 (1.68) 3.94 (1) For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix. (2) Loan to deposit ratio excluding SBA-PPP loans and deposit balances would be 71.49% and 72.60% for 4Q20 and 3Q20, respectively. (3) Acquired banks include Community Financial Holding Company, Inc. ("Community Financial") and its bank subsidiary, Gwinnett Community Bank. (4) Allowance ratio exclude SBA-PPP loans in the denominator. 4Q20 vs 3Q20 ▪ Overnight investments increased $1.2 billion, funded primarily by growth in demand deposits. ▪ Loans decreased $53 million, or by 0.6% annualized, primarily due to $706 million in SBA-PPP loan forgiveness, partially offset by $653 million in organic growth (7.9% annualized). The $653 million in organic growth was driven by growth in owner- occupied commercial real estate loans. ▪ Deposits increased $1.2 billion, or by 11.1% annualized, driven by growth in checking with interest accounts of $1.2 billion. 4Q20 vs 4Q19 ▪ Overnight investments and investment securities increased by $3.2 billion and $2.8 billion, respectively, funded primarily by growth in demand deposits. New investments consist primarily of MBS's and CMO's. ▪ Loans increased $3.9 billion, or by 13.5%, primarily due to $2.4 billion in SBA-PPP loans, $1.4 billion in organic growth (4.9% YoY growth), and $99 million in loans from acquired banks(3). ▪ Deposits increased $9.0 billion, or by 26.1%, driven by $7.9 billion in organic growth (22.9% YoY growth), $925 million in estimated SBA-PPP deposits, and $203 million in deposits from acquired banks(3). • $7.9 billion in organic growth primarily driven by increases of $4.1 billion in demand deposits, $2.3 billion in checking with interest accounts, $1.8 billion in money market accounts and $728 million in savings accounts; partially offset by a decrease of $1.0 billion in time deposits driven by maturing higher rate deposit accounts. ▪ Other liabilities increased $490 million primarily due to net proceeds from subordinated debentures issued in March 2020 of $346 million, growth in customer repurchase agreements of $199 million and FHLB advances of $83 million, partially offset by decreases in the FDIC clawback liability of $97 million and other borrowings of $60 million. for intra quarter months: 4Q20 vs 3Q20 ▪ Overnight investments and investment securities increased $1.2 billion and $62 million, respectively, funded primarily by growth in demand deposits. New investments consist primarily of MBS's and CMO's. ▪ Loans decreased $53 million, or by 0.2% annualized, primarily due to $2.4 billion in SBA-PPP loans and $0.6 billion in organic growth (1.7% annualized). ▪ Deposits increased $1.2 billion, or by 26.1% annualized, driven by $8.1 billion in organic growth (23.4% annualized) and $0.9 billion in estimated SBA-PPP deposits. ▪ The ratio of noninterest bearing deposits to total deposits increased by (1.68)% driven by a $5.2 billion increase in noninterest bearing commercial checking balances. (1) Loan to deposit ratio excluding PPP loans and deposit balances would be 71.49%. for quarter end months: 4Q20 vs 3Q20 ▪ Investment portfolio increased by $0.1 billion funded primarily by growth in demand deposits. New investments consist primarily of MBS's. ▪ Loans decreased by $(53) million, or by 5.2% annualized, driven by growth in owner-occupied commercial real estate loans. ▪ Deposits increased by $1,181 million, or by 7.4% annualized, driven by growth in money market accounts of $358 million and checking with interest accounts of $300 million. (1) Loan to deposit ratio excluding PPP loans and deposit balances would be 71.49% and 76.22% for 3Q20 and 2Q20, respectively. (1) Loan to deposit ratio excluding SBA-PPP loans and deposit balances would be 71.49% and 72.60% for 4Q20 and 3Q20, respectively. (2) Acquired banks include Gwinnett. (3) Allowance ratio excludes SBA-PPP loans in the denominator.

® $28,882 $29,241 $32,418 $32,845 $32,792 $18,552 $18,887 $19,072 $19,501 $20,152 $9,771 $9,794 $9,731 $9,735 $9,771 $559 $560 $531 $496 $463 $3,084 $3,113 $2,406 Commercial Consumer PCD loans SBA-PPP 4Q19 1Q20 2Q20 3Q20 4Q20 $0 $3,000 $6,000 $9,000 $12,000 $15,000 $18,000 $21,000 $24,000 $27,000 $30,000 $33,000 Loan Composition ($ in millions) Loans and Leases 11 Loan category totals might not foot due to rounding. (1) Adjusted for SBA-PPP and acquisitions. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix. (2) Acquired banks include Community Financial Holding Company, Inc. ("Community Financial") and its bank subsidiary, Gwinnett Community Bank. 1.9% 33.5% 64.6% 9.5% 1.7% 30.0% 58.8% 9.5% 1.5% 29.6% 59.4% 7.3% 1.4% 29.8% 61.5% Highlights Quarter to Date Annualized and Year over Year Growth Total Loans 4Q20 vs. 3Q20: (0.6)% Adjusted Loans(1) 4Q20 vs. 3Q20: 7.9% Total Loans 4Q20 vs. 4Q19: 13.5% Adjusted Loans(1) 4Q20 vs. 4Q19: 4.9% 4Q20 vs. 3Q20 ▪ Loans decreased $53 million, or by 0.6% on an annualized basis, primarily due to $706 million in SBA-PPP loan forgiveness, partially offset by $653 million in organic growth. ▪ Commercial loan growth was driven primarily by owner- occupied commercial real estate loans. 4Q20 vs. 4Q19 ▪ Loans increased $3.9 billion, or by 13.5%, primarily due to $2.4 billion in SBA-PPP loans, $1.4 billion in organic growth, and $99 million in loans from acquisitions(2). ▪ Commercial loan growth was driven primarily by owner- occupied commercial real estate loans. Year to Date Annualized and Year over Year Growth Total Loans 4Q20 vs. 3Q20: (0.2)% Adjusted Loans(1) 4Q20 vs. 3Q20: 1.7% Total Loans 4Q20 vs. 4Q19: 13.5% Adjusted Loans(1) 4Q20 vs. 4Q19: 4.9% 4Q20 vs. 3Q20 ▪ Loans increased $(0.1) billion, or by (0.2)% on an annualized basis, primarily due to $(0.7) billion in SBA-PPP loans and $0.6 billion in organic growth. ▪ Excluding the net impact of SBA-PPP loans, divestitures, and acquisitions, total loan growth was $0.6 billion, or 1.7% annualized. ▪ Commercial loan growth was driven primarily by an increase in owner-occupied commercial real estate. 1.9% 33.8% 64.3% Quarter to Date Annualized and Year over Year Growth Total Loans 4Q20 vs. 3Q20: 5.2% Total Loans 4Q20 vs. 4Q19: 13.5% Adjusted Loans(1) 4Q20 vs. 4Q19: ### 4Q20 vs. Dec19 ▪ Loans increased $(53) million, or by 5.2% on an annualized basis, driven primarily by growth in the commercial loan segment. ▪ Commercial growth was primarily driven by an increase in owner- occupied commercial real estate. Loan category totals might not foot due to rounding. (1) Adjusted loans are total loans less acquired loans and the impact of SBA-PPP originations and forgiveness. (2) Acquired banks include Gwinnett.

® Background Paycheck Protection Program (PPP) 12 ▪ The Paycheck Protection Program is an SBA loan program designed to provide a direct incentive for small businesses to keep their workers on the payroll. The SBA will forgive loans if the proceeds are used for specific expenditures and certain employment thresholds are met. ▪ $3.2 billion consisting of approximately 23,000 loans were made to customers as part of the loan program. ▪ The loan terms are for 24 months at 1.00% interest. ▪ Total fee income, net of origination expenses, was $110.1 million. Our weighted average fee was 3.65% (fees on loans ranged from 1% - 5% depending on size). This fee is being recognized as part of commercial and business interest income using the effective yield method over the contractual loan lives. Loan Balance Projected Fee Income Fee Income Earned YTD Interest Income Earned YTD Total Income YTD PPP Loans $ 3,192.9 $ 109.7 $ 8.8 $ 3.2 $ 12.00 Financial Highlights ($ in 000) Loan balance as of December 31, 2020 $ 2,406,291 Origination fees $ 117,208 Origination costs 7,100 Total net fee income $ 110,108 Net fee income earned YTD $ 69,045 Interest income earned YTD 21,103 Total interest and fee income YTD $ 90,148 December 31, 2020 Number of Applications % of Original Loan Amount % of Original Received by FCB 7,854 33.7% $ 1,384,859 43.1 % Submitted to SBA 6,609 28.4% 1,190,171 37.1 % Approved by SBA 5,270 22.6% 746,643 23.3 % Funds Received from SBA 5,251 22.5% 746,442 23.2 % Forgiveness Status ($ in 000)

® 13 ▪ Net interest margin decreased 4 bps from 3.06% to 3.02%. Core net interest margin decreased 1 bps from 2.96% to 2.95%. The largest impacts were lower yields on interest earning assets and increased debt volume, partially offset by increased PCD portfolio income. ▪ Yield on Non-PCD loans and leases increased 10 bps from 3.94% to 4.04% primarily due to lower yields on commercial and business loans (-7 bps), residential (-7 bps), equity lines (-4 bps), leases (-2 bps), and the remaining loan categories (-4 bps), partially offset by yields on acquired* loans and leases (+19 bps). ▪ Yield on investments decreased 24 bps from 1.50% to 1.26%. ▪ Yield on interest earning assets decreased 7 bp from 3.24% to 3.17%. ▪ Rate on interest bearing liabilities decreased (5) bps from 0.32% to 0.27% primarily due to deposits from acquired* banks (+6 bps) and borrowings (+4 bps), partially offset by time deposit rate decreases (-5 bps) and money market rate decreases (-1 bps). Nonperforming Assets & Ratio (1) Highlights $ in th ou sa nd s $9,411 $7,506 $7,361 $2,556 $5,0250.14% 0.10% 0.10% 0.03% 0.07% NCO $ NCO Ratio 4Q19 1Q20 2Q20 3Q20 4Q20 $0 $2,500 $5,000 $7,500 $10,000 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% Net Charge-Offs (NCO) & Ratio (1) $ in th ou sa nd s $168,280 $230,278 $251,641 $239,243 $242,373 0.58% 0.79% 0.86% 0.80% 0.80% Nonperforming $ Nonperforming Ratio 4Q19 1Q20 2Q20 3Q20 4Q20 $0 $100,000 $200,000 $300,000 0.00% 0.50% 1.00% 1.50% Quarterly Credit Quality Trends $ in th ou sa nd s $225,141 $209,259 $222,450 $223,936 $224,314 $217,605 $182,343 $195,522 $198,809 $200,327 $7,536 $26,916 $26,928 $25,127 $23,987 0.78% 0.72% 0.76% 0.75% 0.74% Non-PCD ACL PCD ACL Allowance Ratio 4Q19 1Q20 2Q20 3Q20 4Q20 $125,000 $150,000 $175,000 $200,000 $225,000 $250,000 0.00% 1.00% 2.00% 3.00% Allowance & Allowance Ratio (1) ▪ Quarterly net charge-offs increased from the previous quarter, but remain low. ▪ Provision for 4Q20 did not include COVID-19 reserve build or reversal. ▪ As part of the adoption of CECL in 1Q20, loans transferred from performing PCI pools into non-accrual status contributed $24.9 million to NPAs as of December 31, 2020. The remainder of the increase was primarily related to acquired loans. $7,727 $28,355 $20,552 $4,042 $5,403Quarterly Provision Expense (1) Net charge-off, allowance, and nonperforming asset ratios exclude SBA-PPP loans. For a reconciliation of this measure to the most directly comparable GAAP measure, please see appendix.

® 14 ▪ Net interest margin decreased 4 bps from 3.06% to 3.02%. Core net interest margin decreased 1 bps from 2.96% to 2.95%. The largest impacts were lower yields on interest earning assets and increased debt volume, partially offset by increased PCD portfolio income. ▪ Yield on Non-PCD loans and leases increased 10 bps from 3.94% to 4.04% primarily due to lower yields on commercial and business loans (-7 bps), residential (-7 bps), equity lines (-4 bps), leases (-2 bps), and the remaining loan categories (-4 bps), partially offset by yields on acquired* loans and leases (+19 bps). ▪ Yield on investments decreased 24 bps from 1.50% to 1.26%. ▪ Yield on interest earning assets decreased 7 bp from 3.24% to 3.17%. ▪ Rate on interest bearing liabilities decreased (5) bps from 0.32% to 0.27% primarily due to deposits from acquired* banks (+6 bps) and borrowings (+4 bps), partially offset by time deposit rate decreases (-5 bps) and money market rate decreases (-1 bps). Nonperforming Assets & Ratio (1) Highlights $ in th ou sa nd s $20,362 $22,594 $26,648 $30,012 $22,448 0.10% 0.10% 0.11% 0.11% 0.08% NCO $ NCO Ratio 2016 2017 2018 2019 2020 $0 $7,000 $14,000 $21,000 $28,000 $35,000 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% Net Charge-Offs (NCO) & Ratio (1) $ in th ou sa nd s $146,989 $144,255 $133,852 $168,280 $242,373 0.67% 0.61% 0.52% 0.58% 0.80% Nonperforming $ Nonperforming Ratio 2016 2017 2018 2019 2020 $0 $100,000 $200,000 $300,000 0.00% 0.50% 1.00% 1.50% 2.00% Annual Credit Quality Trends $ in th ou sa nd s $218,795 $221,893 $223,712 $225,141 $224,314 $205,026 $211,867 $214,568 $217,605 $200,327 $13,769 $10,026 $9,144 $7,536 $23,987 1.01% 0.94% 0.88% 0.78% 0.74% Non-PCD ACL PCD ACL Allowance Ratio 2016 2017 2018 2019 2020 $125,000 $150,000 $175,000 $200,000 $225,000 $250,000 0.00% 1.00% 2.00% 3.00% Allowance & Allowance Ratio (1) ▪ Annual net charge-offs declined from the previous year. ▪ The total COVID-19 related reserve build for 2020 was $36.1 million. ▪ As part of the adoption of CECL in 1Q20, loans transferred from performing PCI pools into non-accrual status contributed $24.9 million to NPAs as of December 31, 2020. The remainder of the increase was primarily related to acquired loans. $32,941 $25,692 $28,468 $31,441 $58,352Annual Provision Expense (1) Net charge-off, allowance, and nonperforming asset ratios exclude SBA-PPP loans. For a reconciliation of this measure to the most directly comparable GAAP measure, please see appendix.

15

Allowance for Credit Losses (ACL)

Portfolio metrics remain stable with net charge-offs low during the fourth quarter.

Allowance Rollforward

$ in thousands	Non PCD	PCD	Total
ACL as of December 31, 2019	**$ 217,605**	**$ 7,536**	**$ 225,141**
Day 1 CECL implementation [(1)]	(56,925)	19,001	(37,924)
Day 1 CECL beginning balance	$ 160,680	$ 26,537	$ 187,217
Charge-offs	(41,805)	(3,300)	(45,105)
Recoveries	15,898	6,759	22,657
Net (charge-offs) recoveries	$ (25,907)	$ 3,459	$ (22,448)
Reserve build - COVID-19	35,788	271	36,059
Reserve build - Other	29,766	(7,473)	22,293
Acquired loans - Initial PCD ACL	—	1,193	1,193
ACL as of December 31, 2020	**$ 200,327**	**$ 23,987**	**$ 224,314**

Allowance ratios [(2)]	CECL Day 1	1Q20	2Q20	3Q20	4Q20
ACL to Non PCD Loans	0.57 %	0.64 %	0.68 %	0.68 %	0.67 %
ACL to PCD Loans	4.75	4.80	5.07	5.07	5.18
Total	0.65 %	0.72 %	0.76 %	0.75 %	0.74 %

Highlights

	4Q20	1Q21	2Q21	3Q21	4Q21
GDP (Real GDP)	18,721	18,886	19,044	19,198	19,361
GDP (Change % Y/Y)	-2.77%	-0.65%	10.06%	3.31%	3.42%
Unemployment	7.01%	7.24%	6.58%	6.64%	6.16%

- Results incorporate third-party macroeconomic scenarios adjusted based on management's expectations over a 24-month reasonable and supportable forecast period, calibrated to COVID industry risk.
- Credit quality and portfolio composition have remained essentially unchanged.
- ACL/Loans[(2)] (excluding SBA-PPP) declined by 1 bp from the previous quarter.
- ACL incorporates $36.1 million in reserve build related to COVID-19 year-to-date. No provision adjustments for COVID-19 were made in 4Q20.
- ACL represents 9.25 times year-to-date net charge-offs.

First Citizens BancShares

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(1) The Company's adoption of CECL effective Jan 1, 2020 measures the ACL based on management's best estimate of lifetime expected credit losses inherent in the Company's loan portfolio. Prior periods presented reflect measurement of the ACL based on management's estimate of probable incurred credit losses.
(2) Ratios exclude SBA-PPP loans. For a reconciliation of this measure to the most directly comparable GAAP measure, please see appendix.

® Deposits Deposit Composition ($ in millions) Highlights Quarter to Date Annualized and Year over Year Growth Total Deposits 4Q20 vs. 3Q20: 11.1% Total Deposits 4Q20 vs. 4Q19: 26.1% Adjusted Deposits(1) 4Q20 vs. 4Q19: 22.9% 4Q20 vs. 3Q20 ▪ Increase of $1.2 billion, or by 11.1% on an annualized basis, driven primarily by a $1.2 billion increase in checking with interest accounts. 4Q20 vs. 4Q19 ▪ Excluding the impact of estimated SBA-PPP deposits totaling $925 million and deposits from acquisitions(2) of $203 million, deposits grew by $7.9 billion, or 22.9%. The $7.9 billion in organic growth was driven by increases of $4.1 billion in demand deposits, $2.3 billion in checking with interest accounts, $1.8 billion in money market accounts, and $728 million in savings accounts, partially offset by a decrease in time deposits of $1.0 billion driven by maturing higher rate deposit accounts. 16 $34,431 $35,347 $41,479 $42,251 $43,432 $12,927 $13,689 $18,149 $18,235 $18,014 $8,284 $8,204 $9,056 $9,356 $10,592 $9,382 $9,834 $10,997 $11,520 $11,937 $3,838 $3,620 $3,277 $3,140 $2,889 Demand deposits Checking with interest Money market & savings Time deposits 4Q19 1Q20 2Q20 3Q20 4Q20 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 $45,000 $50,000 6.6% 27.5% 24.4% 41.5% 7.4% 27.3% 22.1% 43.2% 7.9% 26.5% 21.8% 43.8% 10.3% 27.8% 23.2% 38.7% 11.1% 27.4% 24.1% 37.5% for dec20 Year to Date Annualized and Year over Year Growth Total Deposits 4Q20 vs. 4Q19: 26.1% Adjusted Deposits(1) 4Q20 vs. 4Q19: 23.4% Total Deposits 4Q20 vs. 4Q19: 26.1% Adjusted Deposits(1) 4Q20 vs. 4Q19: 22.9% 4Q20 vs. 4Q19 ▪ Increase of $9.0 billion, or by 26.1% on an annualized basis, driven by a $5.1 billion or 39.4% annualized increase in demand deposits. ▪ Excluding the net impact of estimated SBA-PPP deposits totaling $0.9 billion, deposits acquired from Gwinnett of $203.2 million, and deposits sold as part of the Entegra branch divestiture of $184.8 million, total deposits grew by $8.1 billion, or by 23.4% on an annualized basis. Quarter to Date Annualized and Year over Year Growth Total Deposits 4Q20 vs. 3Q20: 7.4% Total Deposits 4Q20 vs. 4Q19: Adjusted Deposits(1) 4Q20 vs. 4Q19: 4Q20 vs. 3Q20 ▪ Increase of $1,181 million, or by 7.4% on an annualized basis, driven by growth in money market accounts of $358 million and checking with interest accounts of $300 million. 11.1% 27.3% 24.1% 37.5% Deposit category totals might not foot due to rounding. (1) Adjusted for SBA-PPP and acquisitions. For a reconciliation of this measure to the most directly comparable GAAP measure, please see the Appendix. (2) Acquired banks include Community Financial Holding Company, Inc. ("Community Financial") and its bank subsidiary, Gwinnett Community Bank.

® Highlights 17 Funding Mix Change vs. 4Q20 3Q20 4Q19 3Q20 4Q19 Total deposits $ 43,432 95.8% $ 42,251 95.6% $ 34,431 96.3% $ 1,181 $ 9,001 Securities sold under customer repurchase agreements 641 1.4 694 1.6 443 1.2 (53) 198 FHLB advances 655 1.5 655 1.5 572 1.6 — 83 Subordinated debt 505 1.1 504 1.1 164 0.5 1 341 Unsecured borrowings 88 0.2 93 0.2 148 0.4 (5) (60) Total deposits and borrowed funds $ 45,321 100.0% $ 44,197 100.0% $ 35,758 100.0% $ 1,124 $ 9,563 Unsecured borrowings Subordinated debt FHLB advances Securities sold under customer repurchase agreements Total deposits 96.3% 94.8% 95.4% 95.6% 95.8% 1.2% 1.4% 1.7% 1.6% 1.4% 1.6% 2.1% 1.5% 1.5% 1.5% 0.5% 1.4% 1.2% 1.1% 1.1% 0.4% 0.3% 0.2% 0.2% 0.2% QTD 4Q19 QTD 1Q20 QTD 2Q20 QTD 3Q20 QTD 4Q20 0.27% 0.28% 0.18% 0.13% 0.10% 0.45% 0.45% 0.32% 0.23% 0.18% 0.51% 0.54% 0.42% 0.32% 0.27% $44,197$35,758 $37,289 $43,478 $45,321 4Q20 vs. 3Q20 ▪ Deposits represented 95.8% of our funding mix, up from 95.6%. ▪ Cost of interest bearing liabilities decreased 5 bps driven by: • Decrease in the cost of interest bearing deposits of 5 bps. Total cost of deposits decreased 3 bps. • Decrease in the cost of interest bearing deposits was primarily due to the maturity of higher-rate time deposits and a reduction in money market rates. 4Q20 vs. 4Q19 ▪ Deposits represented 95.8% of funding, down from 96.3%, primarily due to the issuance of subordinated debt in 1Q20. ▪ Cost of interest bearing liabilities decreased 24 bps driven by: • Decrease in the cost of interest bearing deposits of 27 bps. Total cost of deposits decreased 17 bps. • Decrease in the cost of interest bearing deposits was primarily due to the maturity of higher-rate time deposits and a reduction in money market rates. Summary ($ in millions) Cost of interest bearing liabilities Cost of interest bearing deposits Cost of deposits Change vs. ($ in millions) 4Q20 3Q20 4Q19 3Q20 4Q19 Total deposits $ 43,432 95.8% $ 42,251 95.6% $ 34,431 96.3% $ 1,181 $ 9,001 Securities sold under customer repurchase agreements 641 1.4 694 1.6 443 1.2 (53) 198 FHLB advances 655 1.5 655 1.5 572 1.6 — 83 Subordinated debt 505 1.1 504 1.1 164 0.5 1 341 Unsecured borrowings 88 0.2 93 0.2 148 0.4 (5) (60) Total borrowed funds and deposits $ 45,321 100.0% $ 44,197 100.0% $ 35,758 100.0% $ 1,124 $ 9,563 for intra quarter months: 4Q20 vs. 3Q20 ▪ Deposits represented 95.8% of our funding mix, down from 95.6%, primarily due to the issuance of subordinated debt in 1Q20. ▪ Cost of interest bearing liabilities decreased 5 bps from 3Q20 to 4Q20 driven by: • Decrease in the cost of interest bearing deposits of 5 bps. Total cost of deposits decreased 3 bps. • Decrease in the cost of interest bearing deposits was primarily due to the maturity of higher-rate time deposits and a reduction in money market rates.

18

Capital Ratios

Net income impact and capital raises offset by share repurchases and balance sheet growth

	Total Risk-Based Capital	Tier 1 Risk-Based Capital	Common Equity Tier 1	Tier 1 Leverage
December 31, 2019	**12.12 %**	**10.86 %**	**10.86 %**	**8.81 %**
Net income	1.59	1.59	1.59	1.30
Preferred stock offering	1.10	1.10	—	0.90
Sub-debt issuance	1.14	—	—	—
Stock repurchases	(1.08)	(1.08)	(1.08)	(0.88)
Change in RWA or AA [(1)]	(0.99)	(0.83)	(0.75)	(1.50)
CECL implementation	(0.06)	0.12	0.12	0.10
Common dividends	(0.05)	(0.05)	(0.05)	(0.04)
Preferred dividends	(0.05)	(0.05)	(0.05)	(0.04)
Acquisitions	(0.07)	(0.06)	(0.06)	(0.22)
SBA-PPP change in assets	—	—	—	(0.59)
Other	0.16	0.03	0.03	0.02
December 31, 2020	**13.81 %**	**11.63 %**	**10.61 %**	**7.86 %**
Change since Q4 2019	**1.69 %**	**0.77 %**	**(0.25)%**	**(0.95)%**

Highlights

- Year-to-date net income before preferred dividends of $491.7 million contributed to a 159 bps increase in the total risk-based capital ratio.
- The issuance of sub-debt and preferred stock in the first quarter of 2020 increased the Tier 1 risk-based capital and total risk-based capital ratios by 110 bps and 224 bps, respectively.
- Year-to-date share repurchases of $333.8 million contributed to a 108 bps decrease in the risk-based capital ratios.
- The SBA-PPP program, with $2.4 billion in outstanding balances, decreased the Tier 1 leverage ratio by 59 bps; the Tier 1 leverage ratio would be 8.45% at December 31, 2020 without the impact of the SBA-PPP program.

First Citizens BancShares
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(1) RWA: risk-weighted assets. AA: average assets. RWA impacts total, tier 1, and CET1 risk-based capital ratios. AA impacts tier 1 leverage ratio.

® ▪ Core noninterest income is expected to increase as continued signs of improvement occurred through December. Levels will depend on the economic recovery and the severity of the COVID-19 pandemic. ▪ Continue to assess strategic opportunities to recognize investment portfolio gains. Net interest income and margin 19 Highlights Looking Ahead - Outlook for 1Q21 Commentary Noninterest income Provision and Asset Quality Noninterest expense & Income taxes Loans and Deposits ▪ Net interest margin will remain a headwind, but the worst of the decline is behind us. ▪ Deposit costs expected to continue to decline offsetting some of the low interest rate headwind. ▪ Net interest income - slight decrease due to lower earning asset yields not being fully offset by loan growth and lower deposit costs. ▪ Net charge-off ratio expected to slightly increase as the temporary positive impacts of economic stimulus and payment extensions subside. ▪ Further reserve build not expected with the potential for releases depending on the economic recovery and the severity of the COVID-19 pandemic. ▪ Noninterest expense is expected to slightly decline as the benefits of converting acquired banks are realized offset by incremental increases. ▪ Effective income tax rate expected to be slightly higher over the next quarter due to one-time tax benefits realized in 2020. ▪ Core loan growth, excluding the impact of SBA-PPP activity, is expected to be in the low to mid single digits. ▪ Total deposits expected to increase slightly due to organic growth.

20

Reconciliation of GAAP to Non-GAAP Measures

INCOME STATEMENT DATA In thousands	Quarter-to-Date December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	Year-to-Date December 31, 2020	December 31, 2019
Pre-Provision Net Revenue							
Income before income taxes	$ 174,705	178,527	190,565	74,085	131,528	617,882	592,048
Provision for credit losses	5,403	4,042	20,552	28,355	7,727	58,352	31,441
Pre-provision net revenue	$ 180,108	182,569	211,117	102,440	139,255	676,234	623,489
Adjusted Net Interest Income (TE)							
Total net interest income (TE)	$ 359,370	354,256	337,965	339,174	328,045		
Less: Interest income related to PCD loans (TE)	11,719	14,996	14,441	18,544	11,813		
Adjusted net interest income (TE)	$ 347,651	339,260	323,524	320,630	316,232		
NIM Excluding PCD							
Adjusted net interest income (TE) (Non-GAAP)	$ 347,651	339,260	323,524	320,630	316,232		
Adjusted average interest earning assets (Non-GAAP)	46,444,000	45,104,000	42,249,000	37,474,000	35,537,000		
NIM excluding PCD	2.95 %	2.96 %	3.04 %	3.40 %	3.51 %		
Other Income (non-core)							
Securities gains (losses)	$ 5,281	21,425	13,752	19,795	260	60,253	7,115
Fair value adjustments on securities	18,934	(2,701)	64,570	(51,408)	7,120	29,395	20,625
Acquired recoveries on PCD loans	—	—	—	—	3,621	—	17,445
Other income (non-core)	$ 24,215	18,724	78,322	(31,613)	11,001	89,648	45,185
Other Expenses (non-core)							
Merger related expense	$ 5,342	3,507	4,369	4,232	7,471	17,450	17,166
Amortization of core deposit and other intangible assets	3,540	3,752	3,956	4,143	3,959	15,391	16,881
Other expenses (non-core)	$ 8,882	7,259	8,325	8,375	11,430	32,841	34,047

First Citizens BancShares

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21

Reconciliation of GAAP to Non-GAAP Measures

INCOME STATEMENT DATA In thousands	Quarter-to-Date December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	Year-to-Date December 31, 2020	December 31, 2019
Adjusted Noninterest Income							
Total noninterest income	$ 126,765	120,572	165,402	64,011	104,393	476,750	415,861
Less: Securities gains (losses)	5,281	21,425	13,752	19,795	260	60,253	7,115
Less: Fair value adjustments on securities	18,934	(2,701)	64,570	(51,408)	7,120	29,395	20,625
Less: Acquired recoveries on PCD loans	—	—	—	—	3,621	—	17,445
Adjusted noninterest income	$ 102,550	101,848	87,080	95,624	93,392	387,102	370,676
Adjusted Noninterest Expense							
Total noninterest expense	$ 305,373	291,662	291,679	299,971	292,262	1,188,685	1,103,741
Less: Merger related expense	5,342	3,507	4,369	4,232	7,471	17,450	17,166
Less: Amortization of core deposit and other intangible	3,540	3,752	3,956	4,143	3,959	15,391	16,881
Adjusted noninterest expense	$ 296,491	284,403	283,354	291,596	280,832	1,155,844	1,069,694
Efficiency Ratio							
Adjusted noninterest expense (numerator)	$ 296,491	284,403	283,354	291,596	280,832	1,155,844	1,069,694
Net interest income	358,716	353,659	337,394	338,400	327,124	1,388,169	1,311,369
Adjusted noninterest income	102,550	101,848	87,080	95,624	93,392	387,102	370,676
Net revenue (denominator)	$ 461,266	455,507	424,474	434,024	420,516	1,775,271	1,682,045
Efficiency ratio	64.28 %	62.44 %	66.75 %	67.18 %	66.78 %	65.11 %	63.59 %

First Citizens BancShares
forever first

22

Reconciliation of GAAP to Non-GAAP Measures

BALANCE SHEET DATA In millions	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
SBA-PPP Impact on Loans and Deposits					
Total loans	$ 32,792	32,845	32,418	29,241	28,881
SBA-PPP loans	2,406	3,113	3,084	—	—
Loans excluding SBA-PPP	$ 30,386	29,732	29,334	29,241	28,881
Average loans	$ 32,854	32,578	31,539	29,032	27,433
Average SBA-PPP loans	2,842	3,097	1,916	—	—
Average loans excluding SBA-PPP	$ 30,012	29,481	29,623	29,032	27,433
Total deposits	$ 43,432	42,251	41,479	35,347	34,431
Estimated SBA-PPP driven deposits	925	1,299	2,992	—	—
Deposits excluding SBA-PPP driven deposits	$ 42,507	40,952	38,487	35,347	34,431
Loan to Deposit Ratio					
Loan balance excluding SBA-PPP	$ 30,386	29,732	29,334	29,241	28,881
Deposits excluding SBA-PPP driven deposits	42,507	40,952	38,487	35,347	34,431
Loan to deposit ratio excluding SBA-PPP	71.49 %	72.60 %	76.22 %	82.73 %	83.88 %
Allowance Ratio					
Total allowance for credit losses	$ 224	224	222	209	225
Total loan balance excluding SBA-PPP	30,386	29,732	29,334	29,241	28,881
Allowance ratio excluding SBA-PPP	0.74 %	0.75 %	0.76 %	0.72 %	0.78 %
Non-PCD allowance for credit losses	$ 200	199	196	182	218
Non-PCD loan balance excluding SBA-PPP	29,923	29,236	28,804	28,681	28,323
Non-PCD allowance ratio excluding SBA-PPP	0.67 %	0.68 %	0.68 %	0.64 %	0.77 %
Nonperforming Assets Ratio					
Nonperforming assets	$ 242	239	252	230	168
Loan balance excluding SBA-PPP	30,386	29,732	29,334	29,241	28,881
Other real estate owned (OREO)	50	53	54	56	47
Loan balance excluding SBA-PPP & OREO (denominator)	30,436	29,785	29,388	29,297	28,928
Non-Performing Assets Ratio excluding SBA-PPP	0.80 %	0.80 %	0.86 %	0.79 %	0.58 %

First Citizens BancShares
forever first

23

Reconciliation of GAAP to Non-GAAP Measures

BALANCE SHEET DATA	Quarter-to-Date					Year-to-Date	
In millions	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Charge-Off Ratio							
Net charge-offs	$ 5	3	7	8	9	22	30
Average loan balance excluding SBA-PPP	30,012	29,481	29,623	29,032	27,433	29,538	26,596
Net charge-off ratio excluding SBA-PPP	0.07 %	0.03 %	0.10 %	0.10 %	0.14 %	0.08 %	0.14 %
Tangible Assets							
Total assets	$ 49,958	48,667	47,866	41,594	39,824		
Goodwill	(350)	(350)	(350)	(350)	(349)		
Core deposit and other intangible assets	(31)	(35)	(38)	(42)	(43)		
Total tangible assets	$ 49,577	48,282	47,478	41,202	39,432		
Adjusted Average Interest Earning Assets							
Average interest earning assets	$ 46,923	45,617	42,796	38,004	36,033		
Less: Average PCD loans	479	513	547	530	496		
Adjusted average interest earning assets	$ 46,444	45,104	42,249	37,474	35,537		
Adjusted Average Total Loans							
Average loans and leases	$ 32,964	32,695	31,636	29,098	27,508		
Less: Average PCD loans	479	513	547	530	496		
Adjusted average total loans excluding PCD	$ 32,485	32,182	31,089	28,568	27,012		
Total Common Equity							
Shareholders' equity	$ 4,229	4,074	3,991	3,958	3,586		
Preferred stock	(340)	(340)	(340)	(340)	—		
Common equity	3,889	3,734	3,651	3,618	3,586		
Goodwill	(350)	(350)	(350)	(350)	(349)		
Core deposit and other intangible assets	(31)	(35)	(38)	(42)	(43)		
Total tangible common equity	$ 3,508	3,349	3,263	3,226	3,194		

First Citizens BancShares

forever first

® PER SHARE DATA December 31, September 30, June 30, March 31, December 31, In Thousands 2020 2020 2020 2020 2019 Book Value Per Share Total shareholders' equity $ 4,229,268 4,074,415 3,991,444 3,957,520 3,586,184 Preferred stock (339,937) (339,937) (339,937) (339,958) — Total common equity 3,889,331 3,734,478 3,651,507 3,617,562 3,586,184 Shares outstanding 9,816 9,816 9,934 10,280 10,629 Book value per share $ 396.21 380.43 367.57 351.90 337.38 Tangible Book Value Per Share Total shareholders' equity $ 4,229,268 4,074,415 3,991,444 3,957,520 3,586,184 Preferred stock (339,937) (339,937) (339,937) (339,958) — Goodwill (350,298) (350,298) (350,298) (350,084) (349,398) CDI and other intangibles (31,147) (34,687) (38,439) (42,395) (43,386) Tangible equity $ 3,507,886 3,349,493 3,262,770 3,225,083 3,193,400 Shares outstanding 9,816 9,816 9,934 10,280 10,629 Tangible book value per share $ 357.35 341.21 328.44 313.72 300.43 Reconciliation of GAAP to Non-GAAP Measures 24